Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 9, 2005, included in the Registration Statement on Form SB-2 and related Prospectus of AVVAA World Health Care Products, Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 15, 2006